UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2024

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way , Suite A, Parsippany, NJ 07054

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	LINC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2024, Lincoln Educational Services Corporation (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) virtually via live webcast. A total of 31,446,064 shares of common stock, no par value per share (the “Common Stock”), were issued and outstanding and entitled to vote as of March 14, 2024 the record date for the Annual Meeting. There were 26,997,398 shares of Common Stock represented in person or by proxy at the Annual Meeting constituting a quorum.  Each of the proposals was approved by the requisite vote of the Company’s shareholders. Set forth below are the proposals acted upon as further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2024 and the final voting results for each proposal:

Proposal Number 1:  To elect the following 8 individuals named in the Company’s proxy statement as directors of the Company for a one-year term which will expire at the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  Each nominee for director was elected by a vote of the shareholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John A. Bartholdson	19,648,772	1,983,121	5,365,505
James J. Burke, Jr.	19,236,407	2,395,486	5,365,505
Kevin M. Carney	21,420,619	211,274	5,365,505
Michael A. Plater	19,257,683	2,374,210	5,365,505
Felecia J. Pryor	19,299,646	2,332,247	5,365,505
Carlton E. Rose	21,244,734	387,159	5,365,505
Scott M. Shaw	21,425,939	205,954	5,365,505
Sylvia J. Young	21,429,102	202,791	5,365,505

Proposal Number 2: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the Company’s proxy statement.  The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,875,738	1,438,503	317,652	5,365,505

Proposal Number 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.  The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,734,452	1,255,352	7,594	not applicable

Item 7.01	Regulation FD Disclosure.

On May 2, 2024, the Company presented additional background information on the Company and on its strategic plan (the “Shareholder Presentation”) during its Annual Meeting of Shareholders.  A copy of the Shareholder Presentation, which is available on the Company’s website at www.lincolntech.edu under the tab “Investor Relations,” is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information contained under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly stated by specific reference in such filing.

Item 8.01	Other Events.

On May 7, 2024, the Company announced that the Board of Directors has authorized the continuation of the share repurchase program (the “Share Repurchase Program”) originally established on May 24, 2022 for repurchases of up to $30 million of the Company’s outstanding common stock over a twelve-month period which was subsequently extended and expanded to $40 million. To date, the Company has made repurchases of approximately 1.7 million shares of the Company’s common stock at an average share price of $5.95 for an aggregate expenditure of approximately $10.3 million. Currently, $29.7 million remains available for repurchases under the authorization of the program.

Purchases may be made, from time to time, in open-market transactions at prevailing market prices, in privately negotiated transactions or by other means as determined by the Company’s management and in accordance with applicable federal securities laws. The timing of purchases and the number of shares repurchased under the program will depend on a variety of factors including price, trading volume, corporate and regulatory requirements and market conditions. The Company retains the right to limit, terminate or extend the share repurchase program at any time without prior notice.

A copy of the press release issued by the Company announcing the extension of the Share Repurchase Program is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information contained under this Item 8.01, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Management Presentation at the 2024 Annual Meeting of Shareholders

99.2	Press Release issued by Lincoln Educational Services Corporation on May 7, 2024 as to extension of share repurchase program

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: May 7, 2024

	By:	/s/ Alexandra M. Luster
Name:	Alexandra M. Luster
Title:	SVP, General Counsel & Secretary